Exhibit 99.2

NYSE: WTR Aqua America to Acquire Peoples Creating a Leading, Fully Regulated Water and Natural Gas Infrastructure Company October 23, 2018

This presentation contains, in addition to historical information, forward - looking statements including statements with respect to anticipated impact of the transaction on the company’s earnings, anticipated growth rates, the expected timing of closing of the transaction, expectations regarding the liquidity and access to capital of the combined company, the proposed financing structure of the transaction and our earnings expectations for 2018, based on assumptions made by management regarding future circumstances over which the company may have little or no control, that involve risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by such forward - looking statements. These factors include, among others, the following: our ability to obtain the necessary regulatory approvals on a timely basis or at all; our ability to integrate the acquired business; our ability to achieve projected synergies and grow the combined business; general economic and business conditions; weather conditions affecting customers’ water usage or the company’s cost of operations; costs arising from changes in regulations; regulatory treatment of rate increase requests; availability and cost of capital; the success of growth initiatives, including pending acquisitions; the ability to generate earnings from capital investment; and other factors discussed in our Form 10 - K for the fiscal year ended December 31, 2017, which is on file with the SEC. We undertake no obligation to publicly update or revise any forward - looking statement. Non - GAAP Reconciliation For reconciliation of non - GAAP financial measures, see the Investor Relations section of the company’s website at www.aquaamerica.com Forward - Looking Statement 2

3 Brian Dingerdissen Vice President, Chief of Staff & Investor Relations Dan Schuller Executive Vice President, CFO Matthew Rhodes Executive Vice President, Strategy & Corp. Development Morgan O’Brien CEO and President, Peoples Today’s Presenters 3 Chris Franklin Chairman, CEO and President

• Transaction Summary: Creating a Larger, More Diversified, Regulated Water and Natural Gas Utility • Strategic Rationale: Two Highly Complementary Businesses with Significant Growth Potential and Benefits to Customers • Aqua: A Leading Water Utility • Peoples: A Leading Natural Gas Utility • Combined Utility Profile: A Balanced Portfolio with Significant Potential Upside • Key Milestones • Overview of Financing Plan • Commitment to Stakeholders: Combining Two Great Companies, Each with Over a Century of Service 4 4 Agenda

• Aligns with growth strategy and core competencies of infrastructure investment, regulatory affairs and operational excellence • Forms a >99% regulated water and gas distribution utility that will trade under a renamed holding company • Increases rate base by nearly 50% and provides platform for organic growth and infrastructure investment • Leverages regulatory expertise in states with constructive regulatory climates • Expected to provide earnings accretion in the first full year and over the long term, with annual rate base growth of 7% in water and 8 - 10% in natural gas through 2021 • Results in a strong balance sheet and strong investment - grade credit ratings • Maintains focus on water with ~ 70% of combined company net income and rate base in water Aqua America to acquire Peoples in an all - cash transaction that reflects an enterprise value of $4.275B, which includes the assumption of approximately $1.3B of debt, creating a new infrastructure company well - positioned for growth 5 5 Expected to close in mid - 2019, pending regulatory approvals Transaction Summary Creating a Larger, More Diversified, Regulated Water and Natural Gas Utility

6 Adds platform for growth • Creates a multi - platform regulated utility company • Adds substantial opportunities for organic growth, continued muni acquisitions, and infrastructure investment • Builds on Aqua’s existing core competencies • Strong proforma balance sheet that positions the company well for future growth Accretive to earnings • Provides earnings accretion the first full year after close and over the long term • Improves Aqua’s future rate base and earnings growth • Supports continued long - term dividend growth Increases exposure to constructive regulatory jurisdictions • Leverages regulatory expertise in constructive regulatory jurisdictions Shared expertise in infrastructure • Contributes growth in rate base driven by pipe replacement capex • Aqua’s rate base is growing at approximately 7% annually • Peoples’ rate base is growing at 8 to 10% annually Benefits of increased scale • Provides more liquidity, greater access to capital and greater influence in utility industry 6 Strategic Rationale Two Highly Complementary Businesses with Significant Growth Potential and Benefits to Customers

• Market Capitalization: ~$6.5 billion • Enterprise Value: ~$9.0 billion • Projected 2019 Rate Base: $5.0 billion • Projected Annual Rate Base Growth: ~7% (’19 - ’21) • Projected 2019 Assets: $7.4 billion • Founded in 1886; headquarters in Bryn Mawr , Pennsylvania • Aqua is a >99% regulated water and wastewater utility serving 1 million customer connections and 3 million people in eight states • Reputation for financial strength, water and wastewater expertise, regulatory experience, engineering and project management, and operational excellence • Employees: ~1,600 • Adding more than 27,000 customers in recently closed or signed municipal acquisitions in 2018 Financial Overview Aqua State Approximate # of Customers Pennsylvania 467,000 Ohio 153,000 North Carolina 100,000 Texas 82,000 Illinois 76,000 New Jersey 60,000 Virginia 34,000 Indiana 28,000 Total 1,000,000 7 Aqua: A Leading Water Utility Long - established water and wastewater utility with more than 1 million connections.

Peoples: A Leading Natural Gas Utility

A regulated natural gas distributor with over 740,000 total customers.

- Provides natural gas distribution services to over 740,000 total customers in three states
- Headquartered in Pittsburgh, PA
- The company was created through the acquisition of Peoples in Feb. '10, TW Phillips in May '11, Equitable in Dec. '13[1] and Delta Gas in Dec. '17
- Employees: 1,500+
- Approximately 15,500 miles of distribution pipeline, 1,500 miles of gathering pipeline and 250 miles of intrastate transmission pipeline



Territory
Headquarters
OH
PA
MD
WV
VA
KY

Financial Overview

- LTIIP plan for more than $200M investment annually
- 3,100 miles of bare steel and cast-iron pipe to be replaced in coming years at a rate of approximately 150 miles per year
- Projected 2019 Rate Base: $2.2B
- Projected Annual Rate Base Growth: ~8-10% ('19-'21)
- Projected 2019 Assets: $3.4B

Figures in $M	2019E
EBITDA[2]	$289
Capex	$297

State	Approximate # of Customers
Pennsylvania	691,000
Kentucky	37,150
West Virginia	14,860
Total	743,010

AQUA

Source(s): SNL, FERC filings; Peoples projections per Peoples management, adjusted per Aqua diligence.
1. Includes the 3,000 connections that Equitable has in Kentucky
2. EBITDA is a non-GAAP financial measure derived from the financial statements of Peoples Gas as follows: net income, plus interest, income taxes, depreciation and amortization.

NYSE: WTR

Legend Peoples + Aqua Peoples only Aqua only $5.0 $2.2 2019 Rate Base Estimate ($B) Aqua Peoples 1,000,000 740,000 Current Customers Aqua Peoples 9 Combined Utility Profile A Balanced Portfolio with Significant Potential Upside

46% DSIC Eligible 54% Standard Rate - Making Aqua Capex: 2019 - 2021 70% DSIC Eligible 30% Standard Rate - Making Peoples Capex: 2019 - 2021 57% DSIC Eligible 43% Standard Rate - … Combined Capex: 2019 - 2021 State PA IN OH NJ IL NC Mechanism DSIC DSIC SIC DSIC QIPS WSSIC Allowed Surcharge 7.5% W 5% WW 10% 12.75% W 9% WW 5% 2.5% Avg. annual increase 5% State PA KY Mechanism DSIC PRP Allowed Surcharge 5% No cap 10 Significant Capex Recovery Mechanisms Large share of capex eligible for DSIC and other mechanisms significantly reduces regulatory lag for combined company. 7% Annual Rate Base Growth 8 - 10% Annual Rate Base Growth

• Creates fully regulated water and natural gas utility, building on regulatory and capital investment expertise • Accretive to earnings in first full year and over the long term; increases rate base and earnings growth • Water: 7% annual rate base growth (‘19 - ’21) • Natural Gas: 8 to 10% annual rate base growth (‘19 - ’21) • Adds new, large - scale regulated platform and increases investment allocation optionality • Maintains strong investment - grade credit ratings • Retains focus on water (~70% of rate base pro forma) $5.0 $7.2 $2.2 Aqua Peoples NewCo Rate Base Estimate (2019, $B) +45% 11 Creating a New Infrastructure Company Well - Positioned for Strong Growth

Significantly Enhances Scale Pro forma company will be among the top 3 largest pure - play water and/or gas utilities in the United States based on enterprise value. ~$13.3 ~$9.0 ~$4.3 Water & Gas Utility Peers: Enterprise Value ($B) Water Peers Gas LDC Peers Note: Market data as of 10/16/2018 +48% 12

Key Milestones x Public Announcement x Bridge Financing Secured □ Regulatory Filings Completed □ Equity Offering □ Debt Financing □ State PUC Approvals Expected Closing Mid - 2019 13

Overview of Financing Plan

Acquisition Financing Strategy

- Fully committed acquisition bridge facility
- Permanent financing plan targets a strong balance sheet and strong investment grade credit ratings
  - **Equity**: Anticipate issuance of ~$2.2-2.5B of common equity and equity-linked securities
  - **Debt**:[1] Anticipate ~$0.5-0.8B of incremental Aqua America debt issued to fund transaction

Acquisition Funding Sources


~$ 4.3[2]
~$ 1.3
~$ 3.0
~$ 0.6
~$ 2.4
Total Transaction Value
Assumed Debt
Total Cash Financing
Acquisition Debt
Acquisition Equity/Equity-Linked

Multiple Options
- Common Equity
- Mandatory Convertible
- ATM Issuance

[1] Evaluating interest rate swap to mitigate potential rate increases
[2] Total transaction value excludes estimated transaction fees.

AQUA NYSE: WTR 14

Combined Company Formerly Aqua America, Inc. 15 Peoples Natural Gas Company LLC Peoples Gas Company LLC Delta Natural Gas Company, Inc. Aqua Pennsylvania, Inc. Other Aqua Operating Companies (IN, OH, TX, IL, NJ, VA, NC) Note: Organization chart simplified to exclude non - operational legal entities and small unregulated subsidiaries Pro Forma Organization Overview As part of the Aqua America family, Peoples provides a natural gas platform of scale and creates another avenue for growth. (Water) (Natural Gas)

Customers • Continued best - in - class service from established gas and water utilities • No impact to customer rates from transaction • Financial capacity will enhance infrastructure investments, increasing reliability and safety Employees • Shared culture of safety, operational excellence and professional development • Increased opportunities for career development and advancement • Complementary values and missions Communities • Continued engagement in the communities that each company serves • Infrastructure investment will improve quality of life and contribute to economic prosperity in our communities Shareholders • Immediately accretive to earnings first full year and over the long - term post closing • Improves future rate base and earnings growth • Supports continued long - term dividend growth • Larger market capitalization, float and trading liquidity post permanent financings Bondholders • Transaction expected to be financed largely with equity to maintain strong investment - grade credit ratings Commitment to Stakeholders Combining Two Great Companies, Each with Over a Century of Service 16

NYSE: WTR Q&A

Brian Dingerdissen Vice President, Chief of Staff and Investor Relations 610.645.1191 BJDingerdissen@AquaAmerica.com For more information contact: Third Quarter 2018 Earnings Conference Call and Webcast Tuesday, November 6 , 2018 Thank You for Attending Aqua’s Acquisition of Peoples Conference Call 18

NYSE: WTR Appendix

2018 Guidance 20 Earnings • Full - year earnings per share between $1.37 – $1.42, excluding transaction expenses Capex • Infrastructure investment of approximately $500 million in 2018 • Infrastructure investment of approximately $1.4 billion planned through 2020 in existing operations • Rate base growth of approximately 7% Rate Activity • Aqua Pennsylvania filed a rate case in August 2018 with resolution expected in 2019 Customer Growth • Total customer growth of 2 to 3%